UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 24, 2008

i2 Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-28030	75-2294945
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One i2 Place 11701 Luna Road Dallas, Texas	75234
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (469) 357-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 and Item 7.01. Results of Operations and Financial Condition, and Regulation FD Disclosure.

On January 24, 2008, i2 Technologies, Inc. (the “Company”) issued a press release announcing that it will provide an update on the progress of its strategic review committee and the Company’s search for a permanent CEO and also provided certain preliminary financial results for the Company’s fourth quarter and fiscal year 2007. The Company will discuss these matters during a conference call on February 7, 2008, at 10:00 a.m. EST. A webcast of the conference call will be open to the public and can be accessed via i2’s Web site at http://www.i2.com/investor.

The text of the press release is furnished herewith as Exhibit 99.1, is incorporated by reference herein and is furnished pursuant to Item 2.02, “Results of Operations and Financial Condition,” and Item 7.01, “Regulation FD Disclosure.”

The information contained in this Current Report and the accompanying exhibit shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, or incorporated by reference in any filing by the Company under the Exchange Act or the Securities Act of 1933, as amended, whether made before or after the date hereof, regardless of any general incorporation language in such filing, unless expressly incorporated by reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
99.1	Press release dated January 24, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 24, 2008	i2 TECHNOLOGIES, INC.

	By:	/s/ Michael J. Berry
Michael J. Berry
Executive Vice President, Finance and Accounting and Chief Financial Officer